EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-213110) and Form S‑8 (Nos. 333-103163, 333-122559, 333-132888, 333-157416, 333-164640, 333-171824, 333-179249, 333-186214, 333-193731, 333-201862, 333-209093 and 333-215790) of Maxim Integrated Products, Inc. of our report dated August 11, 2017, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 11, 2017